Exhibit 10.14

Restricted Stock Unit Award (#)

FORM OF

DIAMONDBACK ENERGY, INC.

2012 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD CERTIFICATE

THIS IS TO CERTIFY that Diamondback Energy, Inc., a Delaware corporation (the “Company”), has granted you (“Participant”) hypothetical units of Common Stock (“Restricted Stock Units”) under the Company’s 2012 Equity Incentive Plan (the “Plan”), as follows:

Name of Participant:

Participant’s Address:

Total Number of Restricted
Stock Units Granted:

Date of Grant:

Payment/Settlement Date:	Shares of common stock will be paid on the vesting dates specified below

Vesting Commencement Date:

Vesting Schedule:	Anniversary of the Vesting Commencement Date	Percentage of Vested Shares
%
%
%

By your signature and the signature of the Company’s representative below, you and the Company agree to be bound by all of the terms and conditions of the Restricted Stock Unit Award Agreement which is attached hereto as Annex I, and the Plan (both incorporated herein by this reference as if set forth in full in this document). By executing this Certificate, you hereby irrevocably elect to accept the Restricted Stock Unit rights granted pursuant to this Certificate and the related Restricted Stock Unit Award Agreement and to receive the Restricted Stock Units designated above subject to the terms of the Plan, this Certificate, and the Restricted Stock Unit Award Agreement.

PARTICIPANT	DIAMONDBACK ENERGY, INC.

By:
Name:		Travis D. Stice, Chief Executive Officer

Dated:	Dated:

Diamondback Energy, Inc. Restricted Stock Unit Award Certificate

Annex I

FORM OF

DIAMONDBACK ENERGY, INC.

2012 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (this “Agreement”), is made and entered into on the execution date of the Restricted Stock Unit Award Certificate to which it is attached (the “Certificate”), by and between Diamondback Energy, Inc., a Delaware corporation (the “Company”), and the Participant named in the Certificate.

Pursuant to the Diamondback Energy, Inc. 2012 Equity Incentive Plan (the “Plan”), the Administrator has authorized the grant to Participant of the number of Restricted Stock Units set forth in the Certificate (the “Award”), upon the terms and subject to the conditions set forth in this Agreement and in the Plan. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Plan.

NOW, THEREFORE, in consideration of the premises and the benefits to be derived from the mutual observance of the covenants and promises contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Basis for Award. This Award is made pursuant to Section 7.1 of the Plan for valid consideration provided to the Company by Participant. By Participant’s execution of the Certificate, Participant agrees to accept the Award rights granted pursuant to the Certificate and this Agreement, and to receive the Restricted Stock Units designated in the Certificate subject to the terms of the Plan, the Certificate, and this Agreement.

2. Restricted Stock Units Awarded.

2.1 The Company hereby grants to Participant the number of Restricted Stock Units set forth in the Certificate. Each Restricted Stock Unit represents a right to receive one share of Common Stock from the Company payable in accordance with Section 4 below.

2.2 The Company shall, in accordance with the Plan, establish and maintain an account (the “Restricted Stock Unit Account”) for Participant, and shall credit such account for the number of Restricted Stock Units granted to Participant. On any given date, the value of each Restricted Stock Unit will equal the Fair Market Value on such date of one share of Common Stock.

3. Vesting. The Restricted Stock Units will vest pursuant to the Vesting Schedule set forth in the Certificate. If Participant ceases Continuous Service for any reason, Participant will immediately forfeit the unvested Restricted Stock Units and any securities, other property or amounts nominally credited to the Restricted Stock Unit Account.

4. Payment. Subject to Participant’s satisfaction of the applicable withholding requirements pursuant to Section 6 hereof, the Company shall settle the Award on the Payment Date or Dates set forth in the Certificate by issuing to Participant one share of Common Stock for each Restricted Stock Unit payable on that Payment Date (and upon such settlement, the Restricted Stock Units will cease to be credited to the Restricted Stock Unit Account). If the

Diamondback Energy, Inc. Restricted Stock Unit Award Agreement

Certificate does not specify a Payment Date, the applicable Payment Date will be each vesting date set forth in the Vesting Schedule. The Administrator shall cause a stock certificate to be delivered on the applicable Payment Date to Participant with respect to the shares of Common Stock issued on that Payment Date free of all restrictions hereunder, except for applicable federal securities laws restrictions, and shall enter Participant’s name as stockholder of record with respect to such shares of Common Stock on the books of the Company. Any securities, other property or amounts nominally credited to the Restricted Stock Unit Account other than Restricted Stock Units will be paid in kind or, in the Administrator’s discretion, in cash.

5. Compliance with Laws and Regulations. The issuance and transfer of shares of Common Stock on any Payment Date will be subject to the Company’s and Participant’s full compliance, to the satisfaction of the Company and its counsel, with all applicable requirements of federal, state, and foreign securities laws and with all applicable requirements of any securities exchange on which the Common Stock may be listed at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the shares of Common Stock with the U.S. Securities and Exchange Commission (“SEC”), any state securities commission, foreign securities regulatory authority, or any securities exchange to effect such compliance.

6. Tax Withholding.

6.1 As a condition to payment under Section 4 hereof, Participant agrees that on or before the date as of which any portion of the Restricted Stock Units vest, Participant shall pay to the Company any federal, state, or local taxes required by law to be withheld with respect to the Restricted Stock Units for which the restrictions lapse and any related securities, other property or amounts then nominally credited to the Restricted Stock Unit Account.

6.2 Participant shall pay the amounts due under this Section 6 to the Company. Such amounts may be paid, at Participant’s election, in cash, or by tendering shares of Common Stock held by Participant, including shares that otherwise would be issued and transferred to Participant as payment on the applicable Payment Date, with a Fair Market Value on that Payment Date equal to the amount of Participant’s minimum statutory tax withholding liability, or a combination of cash and shares of Common Stock. If Participant fails to make such payments, the Company or its Affiliates will, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Participant any federal, state, or local taxes required by law to be withheld with respect to such payment.

7. Not Transferrable. Until the applicable Payment Date, the Restricted Stock Units and any related securities, other property or amounts nominally credited to the Restricted Stock Unit Account may not be sold, transferred, or otherwise disposed of, and may not be pledged or otherwise hypothecated.

8. No Right to Continued Service. Nothing in this Agreement or in the Plan imposes or may be deemed to impose, by implication or otherwise, any limitation on any right of the Company or any Affiliate to terminate Participant’s Continuous Service at any time.

Diamondback Energy, Inc. Restricted Stock Unit Award Agreement

9. Participant’s Representations and Warranties. Participant represents and warrants to the Company that Participant has received a copy of the Plan and of the prospectus filed by the Company with the SEC on February 13, 2012 (the “Prospectus”), has read and understands the terms of the Plan, the Certificate, this Agreement, and the Prospectus, and agrees to be bound by their terms and conditions. Participant acknowledges that there may be adverse tax consequences upon the payment of the Restricted Stock Units or disposition of any shares of Common Stock received on a Payment Date, and that Participant should consult a tax advisor before such time. Participant agrees to sign such additional documentation as the Company may reasonably require from time to time.

10. No Interest in Company Assets. All amounts nominally credited to Participant’s Restricted Stock Unit Account under this Agreement shall continue for all purposes to be part of the general assets of the Company. Participant’s interest in the Restricted Stock Unit Account will make Participant only a general, unsecured creditor of the Company.

11. No Stockholder Rights before Delivery. Participant will not have any right, title, or interest in, or be entitled to vote or to receive distributions in respect of, or otherwise be considered the owner of, any of the shares of Common Stock covered by the Restricted Stock Units until such shares of Common Stock are issued pursuant to Section 4 hereof.

12. Modification. The Agreement may not be amended or otherwise modified except in writing signed by both parties.

13. Interpretation. Any dispute regarding the interpretation of this Agreement must be submitted by Participant or the Company to the Administrator for review. The resolution of such a dispute by the Administrator will be final and binding on the Company and Participant.

14. Entire Agreement. The Plan and the Certificate are incorporated herein by reference. This Agreement, the Certificate, and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof. If any inconsistency or conflict exists between the terms and conditions of this Agreement, the Certificate, and the Plan, the Plan will govern.

15. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will bind and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement is binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors, and assigns.

16. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

Diamondback Energy, Inc. Restricted Stock Unit Award Agreement

EXHIBIT A

Diamondback Energy, Inc. 2012 Equity Incentive Plan